Exhibit 3.59.1

Form LLC-5.25 January 1994	Illinois Limited Liability Company Act Articles of Amendment	This space for use by Secretary of State

George H. Ryan Secretary of State Department of Business Services Limited Liability Company Division Room 357, Howlett Building Springfield, IL 62756	Filing Fee $100 SUBMIT IN DUPLICATE Must be typewritten This space for use by Secretary of State	[FILED]

Payment may be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)	Date 04-02-1997 Assigned File # 00059226 Filing Fee $100.00 Approved:

1.	Limited Liability Company name: Chippewa Valley, L.L.C.

2.	File number assigned by the Secretary of State: 0005922-6

3.	Federal Employer Identification Number (F.E.I.N.): 36-4065826

4.	These Articles of Amendment are effective on ☑ the file date or a later date being _______________________, not to exceed 30 days after the file date.

5.	The Articles of Organization is amended as follows: (Attach a copy of the text of each amendment adopted.) (Address changes of P.O. Box and c/o are unacceptable)
☐	a)	Admission of a new member (give name and address below)

☑	b)	Admission of a new manager (give name and address below)

☐	c)	Withdrawal of a member (give name below)

☐	d)	Withdrawal of a manager (give name below)

☐	e)	Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)

☑	f)	Change of registered agent and/or registered agent’s office (give new address, including county below)

☐	g)	Change in the limited liability company’s name (list below)

☑	h)	Change in date of dissolution or other events of dissolution enumerated in item 8 of the Articles of Organization

☐	i)	Other (give information below)
b)	Craig M. Bernfield 2 North LaSalle Street Suite 1901 Chicago, Illinois 60602

f)	Karell Capital Ventures, Inc. 2 North LaSalle Street Suite 1901 Chicago, Illinois 60602 Cook County

h)	Date of dissolution is December 31, 2040

6.	This amendment was adopted by the managers. S. 5-25(3)		☑ Yes	☐ No

	a)	The majority of the managers so approved.	☑ Yes	☐ No

	b)	Member action was not required.	☐ Yes	☑ No

7.	This amendment was adopted by the members. S. 5-25(4)		☑ Yes	☐ No

	a)	At a meeting of the members, with the required number of affirmative votes necessary to adopt the amendment.
					☐ Yes	☑No
	b)	Only by written consent signed by the members having the required number of votes necessary to adopt the amendment.
					☑ Yes	☐No
8.	The undersigned affirms, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete.

	Dated	March 31, 1997.

/s/ Zev Karkomi
(Signature)

Zev Karkomi, Manager
(Type or print Name and Title)

(If applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC.)